Exhibit 99.1

SharpSpring Reports Third Quarter 2019 Results

Tenth Consecutive Record Topline Performance Highlighted by Steady New Customer Additions, Improving Retention Efforts and Agency Customer Expansion

GAINESVILLE, FL – November 7, 2019 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 and Recent Operational Highlights

●
Added 264 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns. New customer additions are expected to generate approximately $1.9 million in annual recurring revenue.

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Agency sales were 221 in Q3 2019, compared to 221 in the prior quarter and 243 in the third quarter of 2018.

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Direct customer sales were 43 in Q3 2019, of which 84% are annual contracts, compared to 69 in the prior quarter (35% annual contracts), and 103 in the third quarter of 2018 (3% annual contracts).

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Finished the quarter with 1,933 agency customers, 526 direct customers and nearly 8,500 businesses using the SharpSpring Marketing Automation platform.

●
Reduced average monthly net revenue attrition to 1.2% for comparable cohorts.

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Strengthened the Company’s leadership and improved shareholder representation on its Board of Directors through the appointment of Scott Miller, a multi-decade investment manager with significant operating experience, to the SharpSpring Board.

●
Announced the release of Meetings, a fully integrated calendar tool for individuals and sales teams built to streamline scheduling and increase conversions.

Third Quarter 2019 Financial Results

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SharpSpring Marketing Automation revenues grew 18% to a record $5.7 million from $4.8 million in the same year-ago period.

●
Total revenue (which includes legacy products) increased 17% to a record $5.7 million from $4.9 million in the same year-ago period.

●
Gross profit increased 14% to $3.9 million (68% of total revenue) from $3.4 million (70% of total revenue) in the same year-ago period.

●
Net loss was $2.5 million, or $0.23 per share, compared to net loss of $2.7 million, or $0.32 per share, in the third quarter of 2018.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $2.0 million, compared to an adjusted EBITDA loss of $1.5 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $2.1 million, or $0.20 per share, compared to core net loss of $1.9 million, or $0.22 per share, in the same year-ago period.

●
At quarter-end, the company had $13.8 million in cash, compared to $9.3 million at December 31, 2018.

2019 Financial Outlook
For the fiscal year ending December 31, 2019, SharpSpring expects total revenue to range between $22.4 million and $22.5 million, which would represent an approximate increase of 20% to 21%, respectively, compared to the prior year. The company’s guidance is based on recurring revenue from our current customer base and year-to-date performance continuing in Q4.

Going forward, the Company plans to continue providing revenue guidance on an annual basis. At this time, SharpSpring intends to release a preliminary 2020 financial outlook early in the coming fiscal year.

Management Commentary
“In the third quarter, we continued to make considerable progress against a number of our long-term company initiatives while generating consistent financial results in all of our key operating segments,” said SharpSpring CEO Rick Carlson. “Q3 marked our tenth consecutive quarter of record revenue at $5.7 million, which was driven by steady growth in new agency customer wins as well as expansions within existing customers. Year-to-date, we’ve generated 23% topline growth and currently have over 1,900 agency customers and nearly 8,500 businesses on our platform, which speaks to the ability of our team to continue generating long-term returns.

“Operationally, we made encouraging progress in one of our major ongoing initiatives, which is to reduce customer attrition and increase expansion revenue opportunities, as evidenced by the improvement in our net revenue attrition, which fell to a monthly average of 1.2% for comparable cohorts during the third quarter. We are also pleased with the initial traction we’re seeing from our Account Management efforts, where Q3 represented the first quarter with both our agency and direct teams fully staffed. In addition to increasing the lifetime value of our customers, which is always a top priority, we’re also continually looking at ways to drive new customer acquisition efficiency at all stages of the funnel. Heading into the end of the year, we’re making all the right moves to keep our company headed decisively in the right direction. With our inaugural annual guidance introduced at $22.4 million to $22.5 million, as well as our expectation for higher growth in the new year, we feel strongly that our best results lie ahead of us.”

Conference Call
SharpSpring management will hold a conference call today, November 7, 2019 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Brad Stanczak will host the call, followed by a question and answer period.

U.S. dial-in number: 888-567-1602
International number: 862-298-0701

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 21, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 54489

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Brad Stanczak
Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$5,723,978	$4,873,329	$16,567,696	$13,500,281

Cost of services	1,840,764	1,472,410	5,014,964	4,380,069
Gross profit	3,883,214	3,400,919	11,552,732	9,120,212

Operating expenses:
Sales and marketing	3,102,653	2,640,697	8,976,466	7,368,128
Research and development	1,207,605	1,106,995	3,684,314	3,065,689
General and administrative	1,991,329	1,518,106	6,154,295	4,368,744
Non-employee stock issuance expense	-	508,561	-	508,561
Intangible asset amortization	95,250	115,000	285,750	345,000

Total operating expenses	6,396,837	5,889,359	19,100,825	15,656,122

Operating loss	(2,513,623)	(2,488,440)	(7,548,093)	(6,535,910)

Other expense, net	(15,781)	(243,956)	(161,873)	(513,759)
Loss on induced conversion	-	-	(2,162,696)	-
Gain (loss) on embedded derivative	-	27,295	214,350	(426,154)

Loss before income taxes	(2,529,404)	(2,705,101)	(9,658,312)	(7,475,823)
Provision (benefit) for income taxes	(2,291)	5,130	835	(247,415)

Net loss	$(2,527,113)	$(2,710,231)	$(9,659,147)	$(7,228,408)

Basic net loss per share	$(0.23)	$(0.32)	$(0.96)	$(0.85)
Diluted net loss per share	$(0.23)	$(0.32)	$(0.96)	$(0.85)

Weighted average common shares outstanding
Basic	10,948,416	8,530,858	10,028,246	8,482,976
Diluted	10,948,416	8,530,858	10,028,246	8,482,976

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$13,753,942	$9,320,866
Accounts receivable	95,498	80,521
Unbilled receivables	927,952	740,425
Income taxes receivable	43,813	22,913
Other current assets	1,414,396	1,184,217
Total current assets	16,235,601	11,348,942

Property and equipment, net	1,880,926	1,260,798
Goodwill	8,860,980	8,866,413
Intangibles, net	1,580,250	1,866,000
Right-of-use assets	5,392,330	-
Other long-term assets	559,186	665,123
Total assets	$34,509,273	$24,007,276

Liabilities and Shareholders' Equity
Accounts payable	$1,617,034	$1,613,477
Accrued expenses and other current liabilities	729,476	774,944
Deferred revenue	508,804	250,656
Income taxes payable	13,340	23,705
Lease liability	362,065	-
Total current liabilities	3,230,719	2,662,782

Convertible notes, including accrued interest	-	8,342,426
Convertible notes embedded derivative	-	214,350
Lease liability, net of current portion	5,081,623	-
Total liabilities	8,312,342	11,219,558

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	10,972	8,639
Additional paid in capital	53,515,915	30,446,838
Accumulated other comprehensive loss	(234,103)	(231,053)
Accumulated deficit	(27,011,853)	(17,352,706)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	26,196,931	12,787,718

Total liabilities and shareholders' equity	$34,509,273	$24,007,276

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(2,527,113)	$(2,710,231)	$(9,659,147)	$(7,228,408)

Adjustments to reconcile loss from operations:
Depreciation and amortization	256,355	240,416	727,873	632,132
Amortization of costs to acquire contracts	228,812	194,479	431,757	758,014
Non-cash stock compensation	284,308	234,659	849,900	710,879
Non-employee stock issuance expense	-	508,561	-	508,561
Deferred income taxes	-	(45,625)	-	(153,890)
(Gain)/Loss on disposal of property and equipment	-	-	(617)	-
Non-cash interest	-	100,000	139,372	204,301
Amortization of debt issuance costs and embedded derivative	-	6,359	2,903	12,991
(Gain)/loss on embedded derivative	-	(27,295)	(214,350)	426,154
Loss on induced conversion	-	-	2,162,696	-
Unrealized foreign currency gain/loss	26,344	122,475	43,470	290,386
Changes in assets and liabilities:
Accounts receivable	10,280	(1,251)	(15,014)	40,253
Unbilled receivables	(50,188)	(49,419)	(189,008)	(143,716)
Right-of-use assets	109,247	-	323,180	-
Other assets	(360,253)	(321,026)	(547,716)	(973,904)
Income taxes, net	(2,291)	211,913	(30,853)	2,050,292
Accounts payable	82,722	104,774	3,891	669,474
Lease liabilities	(95,068)	59,370	(280,643)	27,784
Other liabilities	50,661	-	(36,639)	-
Deferred revenue	193,379	19,063	258,991	59,972
Net cash used in operating activities	(1,792,805)	(1,352,778)	(6,029,954)	(2,108,725)

Cash flows from investing activities
Purchases of property and equipment	(450,149)	(208,035)	(1,062,252)	(396,153)
Proceeds from the sale of property and equipment	-	-	617	-
Net cash used in investing activities	(450,149)	(208,035)	(1,061,635)	(396,153)

Cash flows used in financing activities:
Proceeds from issuance of convertible note	-	-	-	8,000,000
Debt issuance costs	-	-	-	(141,657)
Proceeds from exercise of stock options	19,733	207,455	926,350	449,259
Proceeds (cost) from issuance of common stock, net	-	-	10,649,005	-
Net cash provided by financing activities	19,733	207,455	11,575,355	8,307,602

Effect of exchange rate on cash	(20,504)	635	(50,690)	(18,687)

Change in cash and cash equivalents	$(2,243,725)	$(1,352,723)	$4,433,076	$5,784,037

Cash and cash equivalents, beginning of period	$15,997,667	$12,536,507	$9,320,866	$5,399,747

Cash and cash equivalents, end of period	$13,753,942	$11,183,784	$13,753,942	$11,183,784

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(2,527)	$(2,710)	$(9,659)	$(7,228)
Provision (benefit) for income taxes	(2)	5	1	(247)
Other expense, net	16	244	162	514
Non-cash gain on embedded derivative	-	(27)	(214)	426
Non-cash loss on induced conversion	-	-	2,163	-
Depreciation & amortization	256	240	728	632
Non-cash stock compensation	284	235	850	711
Non-employee stock issuance expense	-	509	-	509
Franchise tax settlement	-	-	318	-
Restructuring	-	-	133	-
Adjusted EBITDA	(1,973)	(1,504)	(5,518)	(4,683)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(2,527)	$(2,710)	$(9,659)	$(7,228)
Amortization of intangible assets	95	115	286	345
Non-cash stock compensation	284	235	850	711
Non-employee stock issuance expense	-	509	-	509
Non-cash gain on embedded derivative	-	(27)	(214)	426
Non-cash loss on induced conversion	-	-	2,163	-
Franchise tax settlement	-	-	318	-
Restructuring	-	-	133	-
Tax adjustment	3	2	4	(77)
Core net loss	$(2,145)	$(1,876)	$(6,119)	$(5,314)

Core net loss per share	$(0.20)	$(0.22)	$(0.61)	$(0.63)
Weighted average common shares outstanding	10,948	8,531	10,028	8,483